Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Cellectar Biosciences, Inc. of our report dated March 21, 2022 with respect to our audit of the consolidated financial statements of Cellectar Biosciences, Inc. for the years ended December 31, 2021 and 2020 which are incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania
November 23, 2022